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                 BERKSHIRE BANK NAMES VETERAN ALBANY AREA BANKER
                     TO LEAD NEW YORK REGION AND ESTABLISHES
                      DOWNTOWN ALBANY REGIONAL HEADQUARTERS

               THOMAS C. CROWLEY NAMED PRESIDENT - NEW YORK REGION

PITTSFIELD, MA - November 16, 2005 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), today announced the hiring of veteran Albany area banker Thomas C. Crowley as its President-New York Region and that it has made its New York operation a separate business unit headquartered at 41 State Street in downtown Albany, with local management and commercial lending decisions.

Crowley has over 25 years of banking experience, including 14 years with Fleet Bank followed by five years with Evergreen Bank as its Executive Vice President and Chief Credit Officer. A native New Yorker now living in Jackson, New York, Crowley received his MBA in Finance and Marketing and his B.A. in Economics from the University of Notre Dame.

Crowley's office is located at 41 State Street. He joins Bruce C. Peck, Vice President and Commercial Loan Officer, who started the Bank's commercial lending operations in New York in 2003 and has since then participated in the origination of over $80 million in commercial loans, and Kenneth J. Cartledge, Vice President and Commercial Loan Officer, who joined the Bank in September 2005.

Commenting on these moves, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank stated, "Tom Crowley brings immediate legitimacy to Berkshire Bank in New York and the addition of a regional president to our team is the natural progression in our growth and commitment as a top-tier, financial services company with local decision-making. Tom is developing a team of experienced, local commercial lenders that will provide the best service possible to our customers. We are very optimistic about our prospects in the Capital Region and are excited that Tom will lead our efforts there. We are committed to growing our franchise in Albany and the surrounding areas and look forward to establishing an advisory board of local business leaders and residents in the near future."

Mr. Daly added, "Being a Massachusetts-chartered bank means we offer total deposit insurance coverage. While we are of course a member of the Federal Deposit Insurance Corporation (FDIC) we are also a member of the Massachusetts Depositors Insurance Fund (DIF), which insures all deposits in excess of the FDIC limits. To our knowledge, we are the only bank in New York offering DIF coverage to depositors. Looking ahead, we remain focused on executing our business strategies, including:

|X| Expanding our presence in the New York market;
|X| Hiring the best bankers in the New York market;

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|X| Delivering impeccable customer service that is second to none in the areas of commercial, consumer and municipal banking;
|X| Offering our Trusted Solutions SM array of sophisticated banking products and highly competitive rates with local decision-making;
|X| Continuing the Bank's philanthropic efforts and commitment to the communities we serve."

As a result of the actions announced today, the Bank expects to convert its representative office at 54 State Street, Albany into its new regional headquarters at 41 State Street prior to the end of next month. The Bank opened its representative office in July 2004 as a precursor to establishing full-services branches in New York.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to operating as an independent super community bank, delivering exceptional customer service, and offering a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (WWW.SEC.GOV) and to which reference is
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hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.

Media Contact:    Michael P. Daly
                  President and Chief Executive Officer
                  Berkshire Hills Bancorp, Inc.
                  413-236-3194